Exhibit 1.1

UNDERWRITING AGREEMENT

between

GEOVAX LABS, INC.

and

E.F. HUTTON & CO. LLC

as Underwriter

dated as of [●], 2026

UNDERWRITING AGREEMENT

THIS UNDERWRITING AGREEMENT (this “Agreement”) is dated as of [●], 2026, by and between GeoVax Labs, Inc., a Delaware corporation (the “Company”), and E.F. Hutton & Co. LLC, a Delaware limited liability company (the “Underwriter”).

WHEREAS, the Company proposes to issue and sell to the Underwriter, on a firm commitment basis, the Firm Securities (as defined below), and to grant to the Underwriter the Over-allotment Option (as defined below), pursuant to the Registration Statement (as defined below) filed with the Commission (as defined below);

WHEREAS, the Company has engaged the Underwriter, pursuant to that certain engagement letter between the Company and the Underwriter, dated October 8, 2026 (the “Engagement Letter”), as its exclusive agent for the Financing (as defined in the Engagement Letter), and the Company and the Underwriter have agreed that the Financing shall be effected as a firm commitment underwritten public offering on the terms and subject to the conditions set forth in this Agreement (the “Offering” having the meaning given to it in Section 1.2(a)); and

WHEREAS, the Underwriter is willing to purchase the Firm Securities and, upon exercise of the Over-allotment Option, the Option Securities (as defined below), upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES

Section 1.1  Firm Securities.

(a)	Nature and Purchase of Firm Securities.

(i)         On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, an aggregate of [●] shares (each a “Firm Share”, and in the aggregate, the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and an aggregate of [●] pre-funded warrants (each, a “Pre-Funded Warrant”, and in the aggregate, the “Firm Pre-Funded Warrants”; and together with the Firm Shares, the “Firm Securities”) to purchase one share of Common Stock at an exercise price of $0.001 until such time as the Pre-Funded Warrant is exercised in full, subject to adjustment as provided in the Pre-Funded Warrant.

(ii)         The Underwriter agrees to purchase from the Company the Firm Shares and the Firm Pre-Funded Warrants at a purchase price of $[●] per Firm Share (ninety-six percent (96%) of the per Firm Share public offering price) and $[●] per Firm Pre-Funded Warrant (ninety-six percent (96%) of the public offering price per Firm Share less $0.001). The Firm Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1(a) hereof).

(b)	Securities Payment and Delivery.

(i)         Delivery and payment for the Firm Securities shall be made at 10:00 a.m., Eastern time, on the first (1st) Business Day following the date of this Agreement (or the second (2nd) Business Day following the date of this Agreement if the pricing of the Offering (as defined in Section 1.2(a) below) occurs after 4:30 p.m., Eastern time), or at such earlier time as shall be agreed upon by the Underwriter and the Company, at the offices of Zarif Law Group P.C., 808 Springwood Avenue, Suite 110, Asbury Park, New Jersey 07712 (“Underwriter Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Securities is called the “Closing Date.”

(ii)         Payment for the Firm Securities shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriter) representing the Firm Securities (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriter. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least one (1) full Business Day prior to the Closing Date. The Company shall cause the Firm Shares to be delivered to the Underwriter through the facilities of DTC by Deposit or Withdrawal at Custodian (“DWAC”) transfer, and the Firm Pre-Funded Warrants to be delivered by delivery of the executed Pre-Funded Warrant Certificates, in each case in accordance with the closing memorandum agreed by the Company and the Underwriter, and the Underwriter shall not be obligated to make payment for the Firm Securities except against such delivery. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Underwriter for all of the Firm Securities. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

Section 1.2  Over-allotment Option.

(a)         Option Securities. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Company hereby grants to the Underwriter an option (the “Over-allotment Option”) to purchase, in the aggregate, up to [●] additional shares of Common Stock and/or Pre-Funded Warrants, representing fifteen percent (15%) of the Firm Shares and Firm Pre-Funded Warrants sold in the Offering (the “Option Shares” or “Option Pre-Funded Warrants,” as applicable). The purchase price to be paid per Option Share shall be equal to the price per Firm Share set forth in Section 1.1(a)(ii) hereof and the purchase price to be paid per Option Pre-Funded Warrant shall be equal to the price per Firm Pre-Funded Warrant set forth in Section 1.1(a)(ii) hereof. The Over-allotment Option is, at the Underwriter’s sole discretion, for Option Shares and Option Pre-Funded Warrants together, solely Option Shares or solely Option Pre-Funded Warrants, or any combination thereof (each, an “Option Security” and collectively, the “Option Securities”). The Firm Securities and the Option Securities are collectively referred to as the “Securities.” The Securities and the Underlying Shares (as defined below), are collectively referred to as the “Public Securities.” The Public Securities shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement, the Disclosure Package and the Prospectus. The certificate (the “Pre-Funded Warrant Certificate”) evidencing the Firm Pre-Funded Warrants and the Option Pre-Funded Warrants, if any, will be in the form attached hereto as Exhibit A. The offering and sale of the Public Securities is herein referred to as the “Offering.”

(b)         Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2(a) hereof may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the date of the Prospectus. The Underwriter shall not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriter, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Securities to be purchased and the date and time for delivery of and payment for the Option Securities (the “Option Closing Date”), which shall not be later than one (1) full Business Day after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of Underwriter Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and payment for the Option Securities does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Securities, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriter the number of Option Securities specified in such notice and (ii) the Underwriter shall purchase such Option Securities.

(c)         Payment and Delivery. Payment for the Option Securities shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriter. The Option Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least one (1) full Business Day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Underwriter for applicable Option Securities. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Securities and Option Securities.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

Section 2.1  Filing of Registration Statement.

(a)         Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-[●]), including any related preliminary prospectus or prospectuses, for the registration of the Public Securities under the Securities Act, which registration statement was prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and contains and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Securities Act Regulations and Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”). The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Except as the context may otherwise require, such registration statement, including the amendments thereto, the exhibits and schedules thereto, the documents incorporated or deemed to be incorporated by reference therein pursuant to General Instruction VII of Form S-1 and the Rule 430A Information, at the time it became effective, is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement was declared effective by the Commission on [●], 2026 (the “Effective Date”).

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated [●], 2026, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.”

The final prospectus in the form first furnished to the Underwriter for use in connection with the Offering, as filed with the Commission pursuant to Rule 424(b), is herein called the “Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to General Instruction VII of Form S-1 as of the date of such prospectus, and any reference to any amendment or supplement to any of the foregoing shall be deemed to include any documents filed with the Commission pursuant to the Exchange Act (as defined below) after the date of such prospectus that are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

“Applicable Time” means [●] [a.m./p.m.], Eastern time, on [●], 2026.

“Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(b)         Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File No. 001-39563) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the shares of Common Stock. The registration of the shares of Common Stock under the Exchange Act has been declared effective by the Commission prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

Section 2.2  Stock Exchange Listing. The shares of Common Stock are listed on The Nasdaq Capital Market (the “Exchange”) under the symbol “GOVX,” and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing, except as set forth on Schedule 4 hereto. The Company has submitted, or immediately following the date hereof will submit, the Listing of Additional Shares Notification Form with the Exchange with respect to the Offering of the Public Securities. Except as set forth on Schedule 4 hereto, the Company has not, in the twenty-four (24) months preceding the date hereof, received notice from the Exchange that the Company is not in compliance with the listing or maintenance requirements of the Exchange, and the Company is not subject to any monitoring period, panel monitor or other condition imposed by the Exchange or any Nasdaq Hearings Panel. Except as set forth on Schedule 4 hereto, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements, including the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2), the stockholders’ equity requirement of Nasdaq Listing Rule 5550(b)(1) and the minimum publicly held shares requirement of Nasdaq Listing Rule 5550(a)(4), and the Company is in compliance with all terms and conditions of any exception granted by, or decision of, any Nasdaq Hearings Panel set forth on Schedule 4 hereto. The Common Stock is currently eligible for electronic transfer through the DTC and the Company is current in payment of the fees to the DTC in connection with such electronic transfer.

Section 2.3  No Stop Orders, etc. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

Section 2.4  Disclosures in Registration Statement.

(a)	Compliance with Securities Act and 10b-5 Representation.

(i)         Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430A or otherwise under the Securities Act) complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The conditions for use of Form S-1, as set forth in the General Instructions thereto (including General Instruction VII with respect to the incorporation of information by reference), have been satisfied. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was or will be filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriter for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)         Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)         The Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any Issuer Limited Use Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in the Registration Statement, the Disclosure Package or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the following statements concerning the Underwriter contained in the “Underwriting” section of the Prospectus (the “Underwriter’s Information”): (i) the first sentence of the first paragraph under the subsection entitled “Discounts, Commissions and Expenses” related to concessions; (ii) the two paragraphs under the subsection entitled “Price Stabilization, Short Positions and Penalty Bids”; (iii) the paragraph under the subsection entitled “Passive Market Making”; and (iv) the subsection entitled “Electronic Distribution.”

(iv)         Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter’s Information.

(v)         The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)         Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained or incorporated by reference therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement or to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, that have not been so described or filed or incorporated by reference. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

(c)         Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Preliminary Prospectus.

(d)         Regulations. The disclosures in the Registration Statement, the Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus which are not so disclosed.

(e)         No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Disclosure Package, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below.

Section 2.5  Changes After Dates in Registration Statement.

(a)         No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company. Notwithstanding the foregoing, the announcement, pendency or consummation of the Offering or the performance by the Company of its obligations under this Agreement shall not constitute, or be taken into account in determining whether there has occurred or would occur, a Material Adverse Change.

(b)         Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

Section 2.6  Disclosures in Commission Filings. Since January 1, 2024, except as set forth on Schedule 4 hereto, (i) none of the Company’s filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) the Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”) in a timely manner in accordance with the Exchange Act Regulations. Schedule 4 hereto sets forth a true and complete list of (i) each filing required under the Exchange Act that was not made within the time period prescribed therefor since January 1, 2024, (ii) each notice, letter or other written communication received by the Company from the Exchange or any Nasdaq Hearings Panel since January 1, 2024 relating to the Company’s compliance with the listing or maintenance requirements of the Exchange, and (iii) each comment letter, subpoena, request for information or other written communication received by the Company from the Commission since January 1, 2024 (other than routine filing-review correspondence that has been fully resolved and is publicly available on EDGAR).

Section 2.7  Independent Accountants. Wipfli LLP, whose report is filed with the Commission and included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (the “Auditor”), is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

Section 2.8  Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to yearend audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. No other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus by the Securities Act or the Securities Act Regulations. The pro forma financial statements and the related notes, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated or deemed incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, other than (x) immaterial changes in the ordinary course of business and (y) the grants under any stock compensation plan of the Company (each such grant is listed on Schedule 2.8 hereto) and (d) there has not been any Material Adverse Change with respect to the long-term or short-term debt of the Company. The Company has not restated, and has not been advised by the Auditor or any predecessor auditor that it should consider restating, any of its financial statements since January 1, 2024.

Section 2.9  Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

Section 2.10  Valid Issuance of Securities, etc.

(a)         Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or similar rights with respect thereto or put rights, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

(b)         Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Disclosure Package and the Prospectus. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Underlying Shares”) have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Pre-Funded Warrant Certificate, such Underlying Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

Section 2.11  Registration Rights of Third Parties. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company. The Registration Statement, the Disclosure Package and the Prospectus accurately describe in all material respects the registration rights granted by the Company pursuant to the warrant exercise inducement offer letter dated August 25, 2026, including the Company’s obligation to file, and to use commercially reasonable efforts to maintain the effectiveness of, a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the August 2026 Warrant (as defined in Section 2.59).

Section 2.12  Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.13  No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and the Pre-Funded Warrant Certificates and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, lease, loan agreement or any other agreement or instrument, franchise, license or permit to which the Company is a party or as to which any property of the Company is subject; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company (as the same may be amended or restated from time to time); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof, except in the case of clauses (i) and (iii) for such breach, conflict, default or violation which would not reasonably be expected to result in a Material Adverse Change.

Section 2.14  No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter or by-laws, or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity.

Section 2.15  Corporate Power; Licenses; Consents.

(a)         Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Disclosure Package and the Prospectus.

(b)         Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and the Pre-Funded Warrant Certificates and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Pre-Funded Warrant Certificates and as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Exchange and the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Change.

Section 2.16  D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”), as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Disclosure Package and the Prospectus is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

Section 2.17  Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or any executive officer or director which has not been disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or in connection with the Company’s listing application for the listing of the Public Securities on the Exchange, that, individually or in the aggregate, (i) would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Disclosure Package and the Prospectus or (ii) that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described.

Section 2.18  Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

Section 2.19  Insurance. The Company and its Subsidiaries carry, or are entitled to the benefits of, insurance with reputable insurers in such amounts and covering such risks as are customary for companies engaged in similar businesses in similar industries, including but not limited to product liability insurance, clinical trial liability insurance, general liability insurance, property and casualty insurance, workers’ compensation insurance, cyber liability insurance and directors’ and officers’ liability insurance, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any Subsidiary has been denied any insurance coverage that it has sought or for which it has applied, and no notice of cancellation or termination has been received with respect to any such policy.

Section 2.20  Transactions Affecting Disclosure to FINRA.

(a)       Finder’s Fees. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA.

(b)         Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than (A) the payment to the Underwriter as provided hereunder in connection with the Offering, (B) fees and reimbursements in connection with the Company’s contemplated registered direct offering with A.G.P./Alliance Global Partners, private placement and warrant exercise inducement transactions consummated within the twelve (12) months prior to the Effective Date.

(c)         Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(d)         FINRA Affiliation. To the Company’s knowledge, there is no (i) officer or director of the Company, (ii) beneficial owner of 10% or more of any class of the Company's securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Public Securities to repay any outstanding debt owed to any affiliate of the Underwriter.

(e)         Information. All information provided by the Company in its FINRA questionnaire to Underwriter Counsel specifically for use by Underwriter Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

Section 2.21  Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has: (i) directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change; (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee; (iv) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (vi) received notice of any investigation, proceeding or inquiry by any Governmental Entity regarding any of the matters in clauses (i)-(v) above; and the Company and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 2.22  Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 2.23  Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, Disclosure Package or Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 2.24  Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 2.25  Regulations; Compliance.

(a)         Export and Import Controls. The Company and, to the Company's knowledge, each of its affiliates and each director, officer, agent or employee of, or other person associated with or acting on behalf of the Company, has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term "Export and Import Laws" means the Export Administration Regulations (15 C.F.R. 730 et seq.), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), any executive orders or regulations issued pursuant to the foregoing or by the agencies listed in Part 730 of the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(b)        Regulatory Filings and Permits. The Company and its Subsidiaries have such permits, licenses, clearances, registrations, exemptions, patents, franchises, certificates of need and other approvals, consents and other authorizations (“Permits”) issued by the appropriate domestic or foreign regional, federal, state, or local regulatory agencies or bodies necessary to conduct the business of the Company (collectively, the “Regulatory Permits”), except for any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change; the Company is in compliance in all material respects with the requirements of the Regulatory Permits, and all of such Regulatory Permits are valid and in full force and effect; the Company has not received any notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the Regulatory Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change; the Company has not failed to make any submission or filing necessary to conduct the business of the Company, any such filings that were required to be made were in material compliance with applicable laws when filed, and no material deficiencies have been asserted with respect to any such filings or submissions that were made.

(c)         Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(d)         Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA (to the extent applicable) and all other laws governing protected health information and clinical trial subject data, and the Company and its Subsidiaries are in compliance with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have, to the knowledge of the Company, at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

Section 2.26  Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriter or to Underwriter Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

Section 2.27  Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s executive officers and directors and of each owner of five percent (5%) or more of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Underwriter an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement.

Section 2.28  Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not result in a Material Adverse Change. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Disclosure Package and the Prospectus.

Section 2.29  Related Party Transactions.

(a)         Business Relationships. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Disclosure Package and the Prospectus that have not been described as required.

(b)         No Relationships with Customers and Suppliers. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, 5% or greater stockholders, customers or suppliers of the Company or any of the Company’s affiliates on the other hand, which is required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(c)         No Unconsolidated Entities. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(d)         No Loans or Advances to Affiliates. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, any other affiliates of the Company or any of their respective family members.

Section 2.30  Board of Directors. The Board of Directors of the Company is comprised of the persons disclosed in the Registration Statement, the Disclosure Package and the Prospectus. The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

Section 2.31  Sarbanes-Oxley Compliance.

(a)         Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within ninety (90) days prior to the filing date of the Company’s Annual Report on Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”), and the Company presented in such Annual Report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting or in other factors that could significantly affect such internal control over financial reporting.

(b)         Compliance. The Company is, at the Applicable Time and on the Closing Date will be, in compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

Section 2.32  Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the date of the latest audited financial statements included in the Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 2.33  No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

Section 2.34  No Labor Disputes. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Change. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

Section 2.35  Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement of, license or similar fees for, or conflict with, any asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.35, reasonably be expected to result in a Material Adverse Change; (iii) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge after due inquiry, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.35, reasonably be expected to result in a Material Adverse Change; (iv) there is no pending or, to the Company’s knowledge after due inquiry, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.35, reasonably be expected to result in a Material Adverse Change; and (v) to the Company’s knowledge after due inquiry, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge after due inquiry, all material technical information developed by and belonging to the Company which has not been disclosed in a filed patent application has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge after due inquiry, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

All licenses for the use of the Intellectual Property described in the Registration Statement, the Disclosure Package and the Prospectus are in full force and effect in all material respects and are enforceable by the Company and, to the Company’s knowledge after due inquiry, the other parties thereto, in accordance with their terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and the Company has not, and to the Company’s knowledge after due inquiry, no other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

Section 2.36  No Disagreements. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under this Agreement.

Section 2.37  Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term“taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

Section 2.38  ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

Section 2.39  Compliance with Laws. The Company: (i) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export storage or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

Section 2.40  Environmental Laws. The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not result in, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Change; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not result in, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Change. In the ordinary course of business, the Company and its Subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or governmental permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews, the Company and its Subsidiaries have reasonably concluded that such associated costs and liabilities would not result in, singularly or in the aggregate, a Material Adverse Change.

Section 2.41  Real Property. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

Section 2.42  Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or any of its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

Section 2.43  Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

Section 2.44  Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was, and as of the date hereof the Company is, a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations (a “Smaller Reporting Company”), and the Company is not, and at no time since the initial filing of the Registration Statement has been, an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act.

Section 2.45  Industry Data. The statistical and market-related data included in each of the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

Section 2.46  Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

Section 2.47  Going Concern; Liquidity. The Registration Statement, the Disclosure Package and the Prospectus accurately describe, in all material respects, (i) the substantial doubt regarding the Company’s ability to continue as a going concern and the basis therefor, (ii) the Company’s cash and cash equivalents, sources of liquidity and expected uses thereof, and (iii) the terms of, availability of, and amounts sold or drawn under, the Company’s at-the-market offering program (the “ATM Program”) and that certain Revolving Loan Agreement, dated as of October 25, 2026, between the Company and Bowery Consulting Group Inc. (the “Bowery Loan Agreement”), including the Company’s obligations thereunder and the rights of the lender thereunder to designate members of the Board of Directors of the Company. The Company has no reason to believe that the net proceeds of the Offering, together with its existing cash and cash equivalents, will be insufficient to fund its operations for the period described in the Registration Statement, the Disclosure Package and the Prospectus.

Section 2.48  Minute Books. The minute books of the Company have been made available to the Underwriter and counsel for the Underwriter, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its Subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes. There are no material transactions, agreements, dispositions or other actions of the Company that are not properly approved and/or accurately and fairly recorded in the minute books of the Company, as applicable.

Section 2.49  Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

Section 2.50  No Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Underwriter) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

Section 2.51  Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Change.

Section 2.52 Testing-the-Waters Communications. The Company has not engaged in any Testing-the-Waters Communications and has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Section 2.53  Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries or any of their respective family members.

Section 2.54  Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 2.55  Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Underwriter or any purchaser of Public Securities as a result of the Underwriter and the Company fulfilling their obligations or exercising their rights under this Agreement or the Pre-Funded Warrant Certificates, including but not limited to as a result of the Company’s issuance of the Public Securities and the Underwriter’s or such purchasers’ ownership of the Public Securities.

Section 2.56  FDA and Healthcare Regulatory Compliance. Except as described in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company and its Subsidiaries are, and at all times since January 1, 2024 have been, in compliance in all material respects with all applicable statutes, rules and regulations administered or enforced by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), the European Commission, the national competent authorities of the member states of the European Economic Area and any other comparable federal, state, local or foreign governmental authority (each, a “Regulatory Authority”), including the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act and the regulations promulgated thereunder relating to the research, development, preclinical and clinical testing, manufacture, labeling, storage, import, export, distribution, marketing, promotion and sale of drugs, vaccines and biological products, including the regulations governing investigational new drug applications, biologics license applications, current good manufacturing practices, good laboratory practices and good clinical practices, and the corresponding laws, rules and regulations of the European Union and its member states, including Regulation (EU) No. 536/2014 on clinical trials of medicinal products for human use; the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal false claims law (42 U.S.C. § 1320a-7b(a)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA and the Health Information Technology for Economic and Clinical Health Act; and all other applicable federal, state, local and foreign health care laws, in each case as amended and together with the regulations promulgated thereunder (collectively, “Health Care Laws”); (ii) the Company holds, and is operating in compliance in all material respects with, all authorizations, approvals, clearances, exemptions, licenses, registrations, designations and permits of any Regulatory Authority required for the conduct of its business as currently conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus, including each investigational new drug application, clinical trial authorization and orphan drug designation relating to GEO-MVA, Gedeptin or any other product candidate of the Company (the “Regulatory Permits”), all such Regulatory Permits are valid and in full force and effect, and the Company has fulfilled and performed in all material respects all of its obligations with respect to the Regulatory Permits; (iii) except as set forth on Schedule 4 hereto, neither the Company nor any Subsidiary has received any FDA Form 483, notice of adverse finding, warning letter, untitled letter, “it has come to our attention” letter, clinical hold letter, notice of inspectional observations or other written correspondence or notice from the FDA, the EMA or any other Regulatory Authority alleging or asserting material noncompliance with any Health Care Laws or Regulatory Permits, or any notice or communication that the FDA, the EMA or any other Regulatory Authority is considering limiting, suspending, modifying, revoking or withdrawing any Regulatory Permit or declining to grant any authorization, approval or designation applied for by the Company; (iv) neither the Company nor any Subsidiary is subject to, or has received notice of, any pending or, to the Company’s knowledge after due inquiry, threatened claim, suit, proceeding, investigation, enforcement action, recall, seizure, injunction, civil monetary penalty or criminal action by any Regulatory Authority; (v) all reports, documents, claims, registrations, listings, submissions and notices required to be filed, maintained or furnished to the FDA, the EMA or any other Regulatory Authority by the Company have been so filed, maintained or furnished and were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent filing); (vi) neither the Company nor, to the Company’s knowledge after due inquiry, any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to any Regulatory Authority, failed to disclose a material fact required to be disclosed to any Regulatory Authority, or committed an act, made a statement or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or any similar policy; (vii) neither the Company nor any Subsidiary is a party to, or has any ongoing reporting obligations pursuant to, any corporate integrity agreement, deferred or non-prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement with or imposed by any Regulatory Authority or other Governmental Entity; and (viii) neither the Company nor any Subsidiary nor any of their respective officers, directors or employees nor, to the Company’s knowledge after due inquiry, any of their respective agents or contractors has been excluded, suspended or debarred from participation in any federal or state health care program or human clinical research, or is subject to any inquiry, investigation, proceeding or other similar action that could reasonably be expected to result in such exclusion, suspension or debarment.

Section 2.57  Clinical Studies. The preclinical studies, clinical trials and other studies conducted by or, to the Company’s knowledge after due inquiry, on behalf of the Company or in which the Company or its product candidates have participated that are described in, or the results of which are referred to in, the Registration Statement, the Disclosure Package and the Prospectus (including the completed Phase 1/2 clinical trial of Gedeptin (NCT03754933), the planned pivotal immunobridging study of GEO-MVA and the clinical trials of GEO-CM04S1) were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures and all applicable Health Care Laws, including the FDA’s regulations governing investigational new drug applications, informed consent, institutional review boards and good clinical practice and, to the extent applicable, the clinical trial laws and regulations of the European Union and its member states; the descriptions of the results of such studies contained in the Registration Statement, the Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to therein; the descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the scientific advice received by the Company from the EMA with respect to GEO-MVA and of the regulatory pathway and clinical development plan for each of GEO-MVA and Gedeptin are accurate and complete in all material respects; the Company has made all such filings and obtained all such approvals as may be required by any Regulatory Authority, ethics committee or institutional review board in connection with such studies; neither the Company nor, to the Company’s knowledge after due inquiry, any clinical trial site, principal investigator, contract research organization or other collaborator engaged in such studies has received any written notice or correspondence requiring or recommending the termination, suspension, material modification or clinical hold of any such study, and the Company has no knowledge of any facts that would reasonably be expected to give rise to any such termination, suspension, modification or clinical hold; and the Company’s discontinuation of the development of GEO-CM04S1 was not the result of any safety, efficacy or regulatory concern, and the Company has performed or is performing in all material respects all close-out, data and sample retention, reporting and other obligations under applicable Health Care Laws and under its agreements with clinical trial sites, investigators, contract research organizations and other third parties in respect of the clinical trials of GEO-CM04S1. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in any such study; in using or disclosing patient information received by the Company in connection with any such study, the Company has complied in all material respects with all applicable Health Care Laws and Privacy Laws, including HIPAA and the rules and regulations thereunder; and, to the Company’s knowledge after due inquiry, none of such studies involved any investigator who has been disqualified or debarred as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

Section 2.58  Nasdaq Hearings Panel; Stockholder Approvals. Schedule 4 hereto sets forth a true and complete description of (i) each notice, Staff Delisting Determination, decision, exception or other communication received by the Company from the Exchange, any Nasdaq Hearings Panel or the Nasdaq Listing and Hearing Review Council since January 1, 2024 relating to the Company’s compliance with the continued listing requirements of the Exchange, (ii) the current status of each such matter, including the terms and conditions of any exception or compliance period granted to the Company and the date by which the Company is required to evidence compliance, and (iii) each matter submitted to a vote of the stockholders of the Company at the special meeting of stockholders held on October 27, 2026 and the results thereof. Except as set forth on Schedule 4 hereto, (A) the Company is in compliance with all terms and conditions of each exception, compliance plan or decision described therein, (B) no Nasdaq Hearings Panel or other body of the Exchange has determined to suspend trading in, or delist, the Common Stock, and the Company has not received any notice that any such determination is contemplated, and (C) all stockholder approvals required under Nasdaq Listing Rule 5635 or the Charter in connection with any issuance of securities by the Company prior to the date hereof, including the issuance of shares of Common Stock upon exercise of the August 2026 Warrant (as defined in Section 2.59), have been duly obtained. The Company has obtained all stockholder approvals and taken all other corporate action required to effect the reverse stock split of the Common Stock described in the Registration Statement, the Disclosure Package and the Prospectus, and the Registration Statement, the Disclosure Package and the Prospectus accurately describe in all material respects the ratio and effective date of such reverse stock split and its effect on the Public Securities and the Company’s outstanding securities. As set forth on Schedule 4 hereto, as of the date hereof the Nasdaq Hearings Panel has not issued its decision with respect to the Staff Delisting Determination described therein, and the Common Stock remains listed and continues to trade on the Exchange pending such decision.

Section 2.59  Existing Financing Arrangements; Outstanding Derivative Securities. The Registration Statement, the Disclosure Package and the Prospectus accurately describe in all material respects (i) the ATM Program, (ii) the Bowery Loan Agreement and the related rights of the lender thereunder to designate members of the Board of Directors of the Company, and (iii) each warrant, pre-funded warrant, option and other security of the Company convertible into or exercisable or exchangeable for shares of Common Stock outstanding as of the date hereof, including the warrant to purchase up to 11,395,256 shares of Common Stock at an exercise price of $0.64 per share issued on August 26, 2026 (the “August 2026 Warrant”) pursuant to the warrant exercise inducement offer letter dated August 25, 2026, under which the holder exercised existing warrants to purchase 5,697,628 shares of Common Stock at a reduced exercise price of $0.64 per share for aggregate gross proceeds to the Company of approximately $3,646,482, and the 857,000 shares of Common Stock issuable upon such exercise that are held in abeyance (collectively, the “Outstanding Derivative Securities”), including, in each case, the number of shares of Common Stock issuable thereunder, the exercise or conversion price thereof and any anti-dilution, price-reset, participation, most-favored-nation or similar provisions thereof. The August 2026 Warrant became exercisable upon the approval by the Company’s stockholders, at the special meeting of stockholders held on October 27, 2026, of the issuance of the shares of Common Stock issuable upon exercise thereof, and expires five (5) years after the date of such stockholder approval. Neither the ATM Program, the Bowery Loan Agreement, any Outstanding Derivative Security nor any other agreement or instrument to which the Company is a party contains any provision that prohibits, restricts or is inconsistent with the Offering or the issuance and sale of the Public Securities as contemplated hereby, or that would require the Company to issue any securities or make any payment to any person as a result of the Offering. The Offering, if consummated for aggregate gross proceeds of at least $5,000,000, will constitute a “Qualified Public Equity Offering” for purposes of the Bowery Loan Agreement. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Offering nor the issuance and sale of the Public Securities at the public offering price set forth on the cover page of the Prospectus will result in any adjustment to the exercise price or conversion price of, or the number of shares of Common Stock issuable under, any Outstanding Derivative Security, and no holder of any Outstanding Derivative Security has asserted in writing, or to the Company’s knowledge has any basis to assert, that any such adjustment is required. The Company has suspended all sales under the ATM Program and will not resume such sales during the Lock-Up Period (as defined in Section 3.19) except as expressly permitted by Section 3.18.

Section 2.60  Nasdaq Listing Rule 5635. The issuance of the Public Securities does not require the approval of the stockholders of the Company under Nasdaq Listing Rule 5635 or any other rule of the Exchange, the Offering constitutes a “public offering” for purposes of Nasdaq Listing Rule 5635(d) and IM-5635-3, and the Offering is not required to be aggregated with any prior issuance of securities by the Company for purposes of Nasdaq Listing Rule 5635...

Section 2.61  Manufacturing; Third-Party Manufacturers. The Company does not own or operate any facility at which clinical or commercial supplies of any product candidate are manufactured, and relies on third-party contract manufacturers, testing laboratories and suppliers for the manufacture, fill-finish, testing and release of clinical supplies of GEO-MVA, Gedeptin and its other product candidates. The operations of each such third-party contract manufacturer, testing laboratory and critical supplier engaged in the manufacture, testing or supply of any product candidate of the Company are, to the Company’s knowledge after due inquiry, and at all times since January 1, 2024 have been, conducted in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA, the EMA and any other Regulatory Authority, including current good manufacturing practices, and neither the Company nor, to the Company’s knowledge after due inquiry, any such third-party manufacturer, laboratory or supplier has received any FDA Form 483, warning letter or similar notice from any Regulatory Authority relating to the manufacture, testing or supply of any such product candidate or any component thereof. Each agreement between the Company and any such third-party manufacturer, laboratory or supplier, and each license or other agreement relating to any cell line, vector, strain or other material used in the manufacture of any product candidate of the Company (including the Company’s license agreement with ProBioGen AG and its license and materials transfer agreements with the National Institutes of Health), that is material to the Company is in full force and effect, and the Company has not received any notice of termination, non-renewal or material breach thereunder. The Registration Statement, the Disclosure Package and the Prospectus accurately describe in all material respects the Company’s manufacturing and supply arrangements for GEO-MVA and Gedeptin, including its dependence on any single-source manufacturer or supplier, and the status of the Company’s laboratory facilities and the relocation thereof.

Section 2.62  Lending Relationship. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Public Securities to repay any outstanding debt owed to any affiliate of the Underwriter.

ARTICLE III

COVENANTS OF THE COMPANY

The Company covenants and agrees as follows:

Section 3.1  Amendments to Registration Statement. The Company shall deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement, Preliminary Prospectus, Disclosure Package or Prospectus proposed to be filed after the Effective Date and shall not file any such amendment or supplement to which the Underwriter shall reasonably object; provided, however, that nothing in this Section 3.1 shall prevent the Company from making any filing that the Company is required to make under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations or the rules of the Exchange, or that in the judgment of the Company and its counsel is necessary to correct an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 3.2  Federal Securities Laws.

(a)       Compliance. The Company, subject to Section 3.2(b), shall comply with the requirements of Rule 424(b) and Rule 430A of the Securities Act Regulations, and will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Disclosure Package or the Prospectus shall have been filed and when any post-effective amendment to the Registration Statement shall become effective; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Disclosure Package or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)         Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement, the Pre-Funded Warrant Certificates and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Underwriter notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object; provided, however, that nothing in this Section 3.2(b) shall prevent the Company from making any filing that the Company is required to make under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations or the rules of the Exchange. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time. The Company shall give the Underwriter notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1.2 hereof and will furnish the Underwriter with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object, it being understood that nothing in this Section 3.2(b) shall prevent the Company from making any filing that the Company is required to make under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations or the rules of the Exchange.

(c)         Exchange Act Registration. Until the earlier of (i) three (3) years after the date of this Agreement and (ii) the date that all of the Pre-Funded Warrants have been exercised or have expired, the Company shall use its best efforts to maintain the registration of the shares of Common Stock under the Exchange Act. During such period, the Company shall not deregister the shares of Common Stock under the Exchange Act without the prior written consent of the Underwriter.

(d)         Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, however, that the Underwriter shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

Section 3.3  Delivery to the Underwriter of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Section 3.4  Delivery to the Underwriter of Prospectuses. The Company has delivered or made available or will deliver or make available to the Underwriter, without charge, as many copies of each Preliminary Prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Section 3.5  Events Requiring Notice to the Underwriter. The Company shall use its best efforts to cause the Registration Statement to remain effective with a current prospectus until the earlier of (x) the date that all of the Pre-Funded Warrants have been exercised or have expired and (y) the date on which the Underlying Shares may be resold by the holders thereof without registration under the Securities Act, and shall notify the Underwriter immediately and confirm the notice in writing: (i) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (ii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (iv) of the receipt of any comments or request for any additional information from the Commission; and (v) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

Section 3.6  Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three (3) fiscal quarters immediately preceding the announcement of any quarterly financial information.

Section 3.7  Listing. The Company shall use its best efforts to maintain the listing of the shares of Common Stock (including the Public Securities) on the Exchange until the earlier of (i) three (3) years from the date of this Agreement and (ii) the date that all Pre-Funded Warrants have been exercised or have expired.

Section 3.8  Financial Public Relations Firm. The Company has retained a financial public relations firm acceptable to the Underwriter, which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm acceptable to the Underwriter for a period of not less than two (2) years after the Effective Date.

Section 3.9  Reports to the Underwriter. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and promptly furnish to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) a copy of each report or other communication furnished to stockholders; and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriter may from time to time reasonably request. Documents filed with the Commission pursuant to EDGAR shall be deemed to have been delivered to the Underwriter pursuant to this Section 3.9.

Section 3.10  Payment of Expenses.

(a)         General Expenses Related to the Offering. The Company agrees to pay, or reimburse if paid by the Underwriter: (i) all of the Company’s costs and expenses incident to the Offering and the performance of its obligations under this Agreement, including but not limited to (A) all filing fees and communication expenses relating to the registration of the Public Securities with the Commission; (B) all filing fees and communication expenses associated with the review of the Offering by FINRA; (C) all fees and expenses relating to the listing of the Public Securities on the Exchange; (D) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Underwriter may reasonably designate; (E) the costs of all mailing and printing of the Offering documents; (F) the fees and expenses of the transfer agent and warrant agent, if any, for the Public Securities; (G) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (H) the costs associated with background checks of the Company’s officers and directors; (I) the fees and expenses of the Company’s accountants and counsel; and (J) the costs and expenses (including but not limited to any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of the Public Securities made by the Underwriter caused by a breach of the representations contained in Section 2.4(a); and (ii) upon the consummation of the Offering, the reasonable and documented fees, expenses and disbursements of Underwriter Counsel incurred in connection with the Offering, in an aggregate amount under this clause (ii) not to exceed Eighty Thousand Dollars ($80,000) (the “Reimbursable Expenses”), which amount shall be reduced by any advance previously paid by the Company to the Underwriter in respect thereof. The Underwriter may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the Reimbursable Expenses and the other amounts set forth herein to be paid by the Company to the Underwriter. Any advance received by the Underwriter shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(A).

(b)         Non-Accountable Expense Allowance. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.10(a), on the Closing Date and any Option Closing Date it shall pay to the Underwriter, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Firm Securities and any Option Securities sold on such date.

Section 3.11  Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus.

Section 3.12  Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

Section 3.13  Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Underwriter) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

Section 3.14  Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.15  Accountants. As of the date of this Agreement, the Company shall continue to retain an independent registered public accounting firm that is registered with the Public Company Accounting Oversight Board for a period of at least three (3) years after the date of this Agreement. The Underwriter acknowledges that the Auditor is acceptable to the Underwriter.

Section 3.16  FINRA. The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company's securities or (iii) any beneficial owner of the Company's unregistered equity securities which were acquired during the one hundred eighty (180) days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

Section 3.17  No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Public Securities pursuant to this Agreement, including the determination of the public offering price of the Public Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and does not constitute a recommendation, investment advice or solicitation of any action by the Underwriter; (ii) in connection with the Offering and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries or its or their respective stockholders, creditors, employees or any other party; (iii) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters, including under the Engagement Letter) and has no obligation to the Company with respect to the Offering except the obligations expressly set forth in this Agreement and the Engagement Letter; (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; (v) the Underwriter has not provided any legal, accounting, regulatory, investment or tax advice with respect to the Offering, and the Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate; and (vi) the Underwriter’s responsibility to the Company is solely contractual in nature, and neither the Underwriter nor its affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity or otherwise to owe any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

Section 3.18  Restriction on Continuous Offerings. Notwithstanding the restrictions contained in Section 3.19, the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Underwriter, it will not, for a period of [ninety (90)] days after the date of the Prospectus, directly or indirectly in any “at-the-market” or continuous equity transaction (including under the ATM Program), offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; provided, however, that from and after the ninetieth (90th) day following the date of the Prospectus, the Company shall be permitted to enter into and effect sales of shares of Common Stock under any “at-the-market” offering facility with the Underwriter. The Company shall not, without the prior written consent of the Underwriter, amend, waive or modify any term of the ATM Program during the Lock-Up Period.

Section 3.19  Company Lock-Up Agreements. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Underwriter, it will not for a period of ninety (90) days after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; provided, however, that the consent of the Underwriter shall not be unreasonably withheld, conditioned or delayed with respect to any transaction undertaken in order to consummate the Required Additional Financing (as defined in the Bowery Loan Agreement) or in order to regain or maintain compliance with the continued listing requirements of the Exchange.

The restrictions contained in this Section 3.19 shall not apply to (i) the Public Securities to be sold hereunder or the Underlying Shares, (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, provided that such options, warrants and securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (iii) the issuance by the Company of stock options, restricted stock units or other awards under any equity compensation plan of the Company in effect on the date hereof and described in the Registration Statement, the Disclosure Package and the Prospectus, in an aggregate amount not to exceed the number of shares of Common Stock reserved and available for issuance under such plans as of the date hereof as so described (and without giving effect to any increase in such reserve approved after the date hereof), provided that any recipient of such awards who is a Lock-Up Party shall be bound by a Lock-Up Agreement with respect thereto, (iv) any offer, sale or issuance of shares of Common Stock or of securities convertible into or exercisable or exchangeable for shares of Common Stock, and the filing of any registration statement in connection therewith, to the extent necessary for the Company to consummate the Required Additional Financing (as defined in the Bowery Loan Agreement) or otherwise to satisfy its obligations under the Bowery Loan Agreement, (v) the filing of any registration statement, or of any post-effective amendment to or prospectus supplement in respect of any registration statement, covering the resale of securities of the Company, or of any registration statement on Form S-8, in each case that the Company is required to file or to maintain pursuant to any agreement in effect on the date hereof and described in the Registration Statement, the Disclosure Package and the Prospectus, including the warrant exercise inducement offer letter dated August 25, 2026, and (vi) any offer, sale or issuance of shares of Common Stock or of securities convertible into or exercisable or exchangeable for shares of Common Stock, and the filing of any registration statement in connection therewith, that the Board of Directors of the Company determines in good faith to be necessary or advisable in order for the Company to regain or maintain compliance with the continued listing requirements of the Exchange.

Section 3.20  Tail Financing. If, prior to the expiration of six (6) months after any expiration or termination of the Underwriter’s engagement under the Engagement Letter, the Company consummates any financing (other than sales under an “at-the-market” offering program) with any investor introduced to the Company by the Underwriter in the course of its engagement under the Engagement Letter, the Company shall pay to the Underwriter, upon the closing of such financing, a cash fee equal to four percent (4%) of the gross proceeds of such financing and a non-accountable expense allowance equal to one percent (1.0%) of such gross proceeds, regardless of whether and to what extent the Underwriter actually participated in procuring or negotiating such financing. The Company acknowledges that the Underwriter has been engaged as the Company’s exclusive agent for the Financing (as defined in the Engagement Letter) and that, during the term of the Engagement Letter, the Company shall not pursue any similar investor financing transaction which would be in lieu of the Offering.

Section 3.21  Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriter, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

Section 3.22  Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

Section 3.23  Press Releases. Prior to the Closing Date and any Option Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriter is notified), without the prior written consent of the Underwriter, unless, in the judgment of the Company and its counsel, such press release or communication is required by law or the rules of the Exchange, in which case the Company shall provide the Underwriter with advance notice of, and a reasonable opportunity to comment on, such press release or communication before it is issued.

Section 3.24  Sarbanes-Oxley. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

Section 3.25  Smaller Reporting Company Status. The Company shall promptly notify the Underwriter if the Company ceases to be a Smaller Reporting Company at any time prior to the later of (i) completion of the distribution of the Public Securities within the meaning of the Securities Act or (ii) fifteen (15) days following the completion of the Lock-Up Period.

Section 3.26  Release of D&O Lock-Up Period; Lock-Up Release Agent. The Underwriter shall act as the sole lock-up release agent with respect to the Lock-Up Agreements, and no release or waiver of any restriction under a Lock-Up Agreement shall be effective without the prior written consent of the Underwriter. If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

Section 3.27  Regulatory and Exchange Notices. During the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, the Company shall notify the Underwriter promptly, and in any event within one (1) Business Day, of its receipt of (i) any written notice, letter or other communication from the Exchange relating to the Company’s compliance with the listing or maintenance requirements of the Exchange, (ii) any written notice, letter or other communication from the FDA or any other Regulatory Authority of the type described in clause (iii) or (iv) of Section 2.56, or requiring or recommending any termination, suspension, modification or hold of any clinical study described in Section 2.57, (iii) any written notice, letter, decision or other communication from any Nasdaq Hearings Panel or the Nasdaq Listing and Hearing Review Council of the type described in Section 2.58, and (iv) any adjustment, or any written claim by any holder that an adjustment is required, to the exercise price or conversion price of, or the number of shares of Common Stock issuable under, any Outstanding Derivative Security (as defined in Section 2.59).

Section 3.28  Listing of Additional Shares. The Company shall submit to the Exchange a Listing of Additional Shares Notification Form with respect to the Public Securities and the Underlying Shares by the deadline required by the applicable rules of the Exchange and shall use its commercially reasonable efforts to cause the Public Securities and the Underlying Shares to be approved for listing on the Exchange, subject only to official notice of issuance, on or prior to the Closing Date.

Section 3.29  Underlying Shares Reserved. The Company shall, at all times while any Pre-Funded Warrants are outstanding, reserve and keep available out of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Underlying Shares upon exercise of the Pre-Funded Warrants, the number of Underlying Shares that are issuable and deliverable upon the exercise of the then-outstanding Pre-Funded Warrants.

Section 3.30  Reserved.

ARTICLE IV

CONDITIONS OF UNDERWRITER’S OBLIGATIONS

The obligations of the Underwriter to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

Section 4.1  Regulatory Matters.

(a)         Commission Actions; Required Filings. At each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations.

(b)       FINRA Clearance. On or before the date of this Agreement, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

(c)         Exchange Stock Market Clearance. On the Closing Date, the Company’s shares of Common Stock, including the Firm Shares, the Option Shares and the Underlying Shares, shall have been approved for listing on the Exchange, subject only to official notice of issuance. On the first Option Closing Date (if any), the Company’s shares of Common Stock, including the Option Shares and Underlying Shares, shall have been approved for listing on the Exchange, subject only to official notice of issuance.

Section 4.2  Company Counsel Matters.

(a)         Closing Date Opinion of Counsel. On the Closing Date, the Underwriter shall have received the favorable opinion, and a written statement providing certain “10b-5” negative assurances, from Womble Bond Dickinson (US) LLP, counsel to the Company, dated the Closing Date and addressed to the Underwriter, substantially in the form attached hereto as Exhibit D.

(b)         Regulatory Counsel Opinion. [On the Closing Date, the Underwriter shall have received the favorable opinion of [●], FDA regulatory counsel to the Company, dated the Closing Date and addressed to the Underwriter, in form and substance satisfactory to the Underwriter and Underwriter Counsel, with respect to the matters described in Sections 2.56 and 2.57 and the regulatory matters described in the Registration Statement, the Disclosure Package and the Prospectus.]

(c)         Option Closing Date Opinion of Counsel. On the Option Closing Date, if any, the Underwriter shall have received the favorable opinion of the counsel listed in Section 4.2(a), dated the Option Closing Date, addressed to the Underwriter and in form and substance satisfactory to the Underwriter, confirming as of the Option Closing Date, the statements made by such counsel in its opinion delivered on the Closing Date.

(d)         Intellectual Property Counsel Opinion. [On the Closing Date, the Underwriter shall have received the favorable opinion of [●], intellectual property counsel to the Company, dated the Closing Date and addressed to the Underwriter, in form and substance satisfactory to the Underwriter and Underwriter Counsel, with respect to the matters described in Section 2.35 and the intellectual property matters described in the Registration Statement, the Disclosure Package and the Prospectus.]

(e)         Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to the Underwriter) of other counsel acceptable to the Underwriter, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; provided that copies of any such statements or certificates shall be delivered to Underwriter Counsel if requested. The opinion of Womble Bond Dickinson (US) LLP, and any opinion relied upon by Womble Bond Dickinson (US) LLP, shall include a statement to the effect that it may be relied upon by Underwriter Counsel in its opinion delivered to the Underwriter.

Section 4.3  Comfort Letters.

(a)         Cold Comfort Letter. At the time this Agreement is executed the Underwriter shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, addressed to the Underwriter and in form and substance satisfactory in all respects to the Underwriter, dated as of the date of this Agreement.

(b)         Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in its letter furnished pursuant to Section 4.3(a), except that the specified date referred to shall be a date not more than two (2) business days prior to the Closing Date or the Option Closing Date, as applicable.

Section 4.4  Officers’ Certificates.

(a)         Officers’ Certificate. The Company shall have furnished to the Underwriter a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Disclosure Package or the Prospectus, (iii) as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

(b)         Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying: (i) that each of the Charter and by-laws of the Company is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(c)         Chief Financial Officer’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by its Chief Financial Officer, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, with respect to the accuracy of certain financial, operational and statistical information contained in the Registration Statement, the Disclosure Package and the Prospectus that is not covered by the comfort letters delivered pursuant to Section 4.3.

Section 4.5  No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and no change in the capital stock or debt of the Company, the Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider (including any refiling of the stockholder derivative action described in the Registration Statement, the Disclosure Package and the Prospectus) before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) no action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity which would prevent the issuance or sale of the Public Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; (v) no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Public Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; (vi) the Company shall not have received any notice from the Exchange or any Regulatory Authority of the type described in Section 3.27; and (vii) the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Disclosure Package, the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.6  Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Public Securities, the Registration Statement, the Disclosure Package and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be satisfactory to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

Section 4.7  Delivery of Agreements.

(a)         Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Underwriter executed copies of the Lock-Up Agreements from each of the Lock-Up Parties.

(b)        Pre-Funded Warrant Certificates. On or before each of the Closing Date and the Option Closing Date, if any, the Company shall deliver to the Underwriter executed copies of the Pre-Funded Warrant Certificates, if any Pre-Funded Warrants are to be issued on such date.

(c)         Executed Counterpart of this Agreement. On or before the date of this Agreement, the Company shall have delivered to the Underwriter a counterpart of this Agreement duly executed by the Company.

(d)         Other Agreements and Instruments. On or before each of the Closing Date and the Option Closing Date, if any, the Company shall have delivered to the Underwriter executed copies of each other agreement, instrument, certificate and document contemplated by this Agreement or by the Registration Statement, the Disclosure Package and the Prospectus to be delivered at or prior to such date, together with such other agreements, instruments, certificates and documents as the Underwriter or Underwriter Counsel may reasonably request in connection with the transactions contemplated hereby, in each case in form and substance satisfactory to the Underwriter.

Section 4.8  Additional Documents. At the Closing Date and at each Option Closing Date (if any) Underwriter Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Underwriter Counsel to deliver an opinion to the Underwriter, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and Underwriter Counsel.

ARTICLE V

INDEMNIFICATION

Section 5.1  Indemnification of the Underwriter.

(a)         General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (a “Claim”), arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case in (A) the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication (as from time to time each may be amended and supplemented); (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (C) any application or other document or written communication (in this Article V, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or (ii) any breach or alleged breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement; provided, however, that the Company shall have no liability under this Section 5.1(a) in respect of any loss, liability, claim, damage or expense to the extent that it arises out of or is based upon any statement or omission made in reliance upon, and in conformity with, the Underwriter’s Information, or D) otherwise arising in connection with or allegedly in connection with the Offering. The Company also agrees that it will reimburse each Underwriter Indemnified Party for all fees and expenses (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) (collectively, the “Expenses”) that are subject to indemnification under this Section 5.1(a), and further agrees to advance payment of such Expenses as they are incurred by such Underwriter Indemnified Party in investigating, preparing, pursuing or defending any Claim, in each case subject to the delivery by such Underwriter Indemnified Party to the Company of a written undertaking to repay any amounts so advanced to the extent it is ultimately determined that such Underwriter Indemnified Party is not entitled to indemnification or contribution hereunder in respect thereof.

(b)         Procedure. If any action is brought against the Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1(a), the Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have hereunder except to the extent it has been materially prejudiced thereby) and the Company shall promptly, and in any event within ten (10) days after receipt of such notice, assume the defense of such action, including the employment and fees of counsel (subject to the approval of the Underwriter Indemnified Party) and payment of actual expenses, if the Underwriter Indemnified Party requests that the Company do so. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, and the fees and expenses of such counsel shall be at the expense of the Company, and shall be advanced by the Company as incurred, if (i) the Company shall have failed promptly to assume the defense of such action or to employ counsel approved by the Underwriter Indemnified Party, (ii) the named parties to any such action (including any impleaded parties) include both the Company and an Underwriter Indemnified Party and such Underwriter Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company or that a conflict of interest exists that makes joint representation inappropriate, or (iii) the Company shall have authorized in writing the employment of such counsel; it being understood that the Company shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all Underwriter Indemnified Parties. The Company shall not be liable for any settlement of any action effected without its consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriter, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not the Underwriter Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of the Underwriter Indemnified Party, acceptable to the Underwriter Indemnified Party, from all liabilities, expenses and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Underwriter Indemnified Party. Notwithstanding the foregoing, if at any time an Underwriter Indemnified Party shall have requested the Company to reimburse the Underwriter Indemnified Party for fees and expenses of counsel as contemplated by this Section 5.1(b), the Company agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by the Company of such request, (ii) the Company shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) the Company shall not have reimbursed the Underwriter Indemnified Party in accordance with such request prior to the date of such settlement and (iv) the Company shall not have disputed in good faith, within such period, its obligation to make such reimbursement.

Section 5.2  Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriter’s Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1(b). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication.

Section 5.3  Contribution.

(a)         Contribution Rights. If the indemnification provided for in this Article V shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the Offering of the Public Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Public Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Common Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 5.3(a) were to be determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5.3(a) shall be deemed to include, for purposes of this Section 5.3(a), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.3(a) in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the Offering of the Public Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(b)         Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3(b) are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.1  Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act, with the Exchange Act and with the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have any of its securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange.

Section 6.2  Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Underwriter’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than (i) normal and customary releases issued in the ordinary course of the Company’s business and (ii) any press release, announcement or other disclosure that the Company determines, upon the advice of counsel, is required by the Securities Act, the Exchange Act, any other applicable law or the rules of the Exchange, provided that the Company shall furnish a copy of any such release, announcement or disclosure to the Underwriter at least two (2) Business Days prior to its release and shall consider in good faith any comments the Underwriter may provide.

Section 6.3  Nasdaq Compliance. For a period of twelve (12) months following the Closing Date, the Company shall use its best efforts to regain and thereafter maintain compliance with the continued listing requirements of the Exchange, including the stockholders’ equity requirement of Nasdaq Listing Rule 5550(b)(1) and the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2), and shall promptly notify the Underwriter of any notice of non-compliance received from the Exchange. The Company makes no representation or covenant that it will regain compliance with any such requirement, and a failure to do so shall not constitute a breach of this Section 6.3 so long as the Company has used such efforts and has provided such notice.

ARTICLE VII

EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF

Section 7.1  Effective Date. This Agreement shall become effective when both the Company and the Underwriter have executed the same and delivered counterparts of such signatures to the other party.

Section 7.2  Termination. The Underwriter shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Underwriter’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or The Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriter’s opinion, make it inadvisable to proceed with the delivery of the Firm Securities or Option Securities; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriter for the sale of the Public Securities; or (ix) if trading in any securities of the Company shall have been suspended or materially limited by the Commission or the Exchange; or (x) if a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States.

Section 7.3  Expenses. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall pay to the Underwriter, upon demand, a non-refundable work fee of Twenty Thousand Dollars ($20,000) in respect of deal-related expenses, including legal retainers, in lieu of the Reimbursable Expenses; provided, however, that no amount shall be payable under this Section 7.3 to the extent the Company has previously paid the work fee required by the Engagement Letter, it being understood and agreed that the Company shall not be required to pay more than Twenty Thousand Dollars ($20,000) in the aggregate in respect of such work fee under this Agreement and the Engagement Letter together; and provided, further, that such payment in no way limits or impairs the indemnification and contribution provisions of this Agreement or the indemnification, exculpation and other provisions of the Engagement Letter that survive termination thereof. Notwithstanding the foregoing, any advance received by the Underwriter, and any portion of such work fee that is not actually incurred for the purposes described above, will be reimbursed to the Company in compliance with FINRA Rule 5110(g)(4)(A).

Section 7.4  Survival of Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article V shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

Section 7.5  Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

ARTICLE VIII

MISCELLANEOUS

Section 8.1  Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by electronic mail transmission and confirmed and shall be deemed given when so delivered and confirmed or if mailed, two (2) days after such mailing.

If to the Underwriter:

E.F. Hutton & Co. LLC

745 Fifth Avenue, 34th Floor & PH

New York, New York 10151

Attention: Joseph T. Rallo, Chief Executive Officer

Email: jrallo@efhutton.com

with a copy (which shall not constitute notice) to:

Zarif Law Group P.C.

808 Springwood Avenue, Suite 110

Asbury Park, New Jersey 07712

Attention: Morris C. Zarif, Esq.

Email: mzarif@zariflg.com

If to the Company:

GeoVax Labs, Inc.

1955 Lake Park Drive, Suite 300

Smyrna, Georgia 30080

Attention: David A. Dodd, Chairman, President and Chief Executive Officer; Mark W. Reynolds, Chief Financial Officer

Email: ddodd@geovax.com; mreynolds@geovax.com

with a copy (which shall not constitute notice) to:

Womble Bond Dickinson (US) LLP

1331 Spring Street NW, Suite 1400

Atlanta, Georgia 30309

Attention: Darius Alam, Esq.; Eric Glidewell, Esq.

Email: Darius.Alam@wbd-us.com; Eric.Glidewell@wbd-us.com

Section 8.2  Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 8.2 shall relieve the Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

Section 8.3  Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

Section 8.4  Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

Section 8.5  Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all terms and conditions of the Engagement Letter, including, but not limited to, the term, tail, exculpation, indemnification and prevailing-party provisions set forth therein, shall remain in full force and effect.

Section 8.6  Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the controlling persons, directors and officers referred to in Article V hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriter.

Section 8.7  Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The parties agree that the prevailing party in any such action, suit or proceeding shall be entitled to recover from the other party all of its reasonable and documented attorneys’ fees and expenses relating to such action, suit or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.8  Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

Section 8.9  Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, noncompliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

THE COMPANY:	THE UNDERWRITER:

GEOVAX LABS, INC.	E.F. HUTTON & CO. LLC

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE 2-A

Pricing Information

Number of Firm Shares: [●]

Number of Firm Pre-Funded Warrants: [●]

Number of Option Shares and/or Option Pre-Funded Warrants: [●]

Public Offering Price per Firm Share: $[●]

Public Offering Price per Firm Pre-Funded Warrant: $[●]

Underwriting Discount per Firm Share: $[●]

Underwriting Discount per Firm Pre-Funded Warrant: $[●]

Proceeds to Company per Firm Share (before expenses): $[●]

Proceeds to Company per Firm Pre-Funded Warrant (before expenses): $[●]

SCHEDULE 2-B

Issuer General Use Free Writing Prospectuses

None.

SCHEDULE 3

Lock-Up Parties

David A. Dodd (Chairman of the Board, President and Chief Executive Officer)

Mark W. Reynolds (Chief Financial Officer and Corporate Secretary)

Kelly T. McKee, M.D. (Chief Medical Officer)

Mark J. Newman, Ph.D. (Chief Scientific Officer)

John W. Sharkey, Ph.D. (Vice President, Business Development)

Robert T. McNally, Ph.D. (Director)

Steven Brown (Director — Lender Board Nominee)

Tyler O’Brien (Director — Lender Board Nominee)

Manpreet Uppal (Director — Lender Board Nominee)

Holders of five percent (5%) or more of the outstanding Common Stock: None.

SCHEDULE 4

Disclosed Compliance Matters

Part A — Exchange Act filings not made within the prescribed time period since January 1, 2024

1. Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed April 15, 2026 following a Notification of Late Filing on Form 12b-25 filed March 31, 2026. Such Annual Report was filed within the extension period provided by Rule 12b-25 and was therefore timely for purposes of that Rule. No other report or document required to be filed by the Company under the Exchange Act since January 1, 2024 was filed after the time period prescribed therefor.

Part B — Notices and communications from the Exchange, any Nasdaq Hearings Panel or the Nasdaq Listing and Hearing Review Council since January 1, 2024

1. Letter dated July 31, 2025 — noncompliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2); 180-day compliance period through January 27, 2026. The Company effected a 1-for-25 reverse stock split on January 9, 2026, with the Common Stock commencing trading on a split-adjusted basis on January 12, 2026, and thereafter regained compliance with Nasdaq Listing Rule 5550(a)(2).

2. Letter dated July 7, 2026 — noncompliance with the stockholders’ equity requirement of Nasdaq Listing Rule 5550(b)(1), based on the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the period ended March 31, 2026, and the Company’s failure as of that date to satisfy the market value of listed securities or net income alternatives.

3. Staff Delisting Determination dated August 27, 2026 — minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2); Company not eligible for a compliance period under Nasdaq Listing Rule 5810(c)(3)(A)(iv); hearing requested and held before a Nasdaq Hearings Panel on October 13, 2026.

4. As of the date of this Agreement, the Nasdaq Hearings Panel has not issued its decision with respect to the Staff Delisting Determination described in item 3 above, and the Common Stock remains listed and continues to trade on the Exchange pending the Panel’s determination. No exception, compliance period or other condition has been granted or imposed by the Panel.

5. [Others, if any (including any Panel Monitor or notice under Nasdaq Listing Rule 5250(c)(1)) — Company to complete.]

Part C — Commission correspondence since January 1, 2024 (other than resolved, publicly available filing-review correspondence)

1. Since January 1, 2024, the Company has received comment letters from the staff of the Commission in connection with the staff’s review of the Company’s registration statements on Form S-1, and has submitted written responses thereto. All such comment letters and responses constitute routine filing-review correspondence that has been fully resolved and is publicly available on EDGAR. The Company has not received any subpoena, formal or informal order of investigation, or request for information from the Commission.

Part D — FDA, EMA and other Regulatory Authority correspondence of the type described in Section 2.56(iii)

1. None.

Part E — Stockholder approvals and reverse stock split matters of the type described in Section 2.58

1. Special meeting of stockholders held October 27, 2026. Proposal 1 (approval, for purposes of Nasdaq Listing Rules 5635(b) and 5635(d), of the issuance of up to 11,395,256 shares of Common Stock upon exercise of the August 2026 Warrant) was approved: 1,492,403 shares voted for, 458,659 shares voted against, 44,131 shares abstained and 2,330,820 broker non-votes. Proposal 2 (approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio of not less than 1-for-10 and not greater than 1-for-25, as determined by the Board of Directors) was approved: 3,484,374 shares voted for, 828,802 shares voted against, 12,837 shares abstained and no broker non-votes. On October 27, 2026, the Board of Directors approved a 1-for-24 reverse stock split ratio. As of the date of this Agreement, the Reverse Stock Split has not been effected.

EXHIBIT A

FORM OF PRE-FUNDED WARRANT

[To be attached.]

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

[●], 2026

E.F. Hutton & Co. LLC

745 Fifth Avenue, 34th Floor

New York, New York 10151

Re: GeoVax Labs, Inc. — Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that E.F. Hutton & Co. LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GeoVax Labs, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and pre-funded warrants to purchase shares of Common Stock. Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and undertake the Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending ninety (90) days after the date of the final prospectus relating to the Offering (the “Lock-Up Period”), directly or indirectly: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to do any of the foregoing.

The foregoing restrictions shall not apply to (a) transfers of Lock-Up Securities as a bona fide gift or gifts, (b) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (c) transfers by will or intestate succession, (d) transfers to any affiliate of the undersigned or to any investment fund or other entity controlled or managed by the undersigned, (e) the exercise of options or warrants or the vesting or settlement of restricted stock units outstanding on the date hereof, including any “net” or “cashless” exercise or the withholding of shares to satisfy tax obligations, provided that any shares of Common Stock received upon such exercise, vesting or settlement shall be subject to this Agreement, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no sales are made under such plan during the Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the Lock-Up Period; provided, however, that in the case of any transfer described in clauses (a) through (d), each donee, trustee, distributee or transferee shall execute and deliver to the Underwriter a lock-up agreement in the form of this Agreement, and no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership shall be required or voluntarily made during the Lock-Up Period.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned understands that, if the Underwriting Agreement is not executed by [●], 2026, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Firm Securities, the undersigned shall be released from all obligations under this Agreement. The undersigned understands that the Underwriter and the Company are relying upon this Agreement in proceeding toward consummation of the Offering.

The undersigned acknowledges that the Underwriter is the sole lock-up release agent with respect to this Agreement and that no release or waiver of the restrictions set forth herein shall be effective without the prior written consent of the Underwriter. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. This Agreement may be delivered by facsimile or other electronic transmission.

Very truly yours,

Name:

Title (if applicable):

EXHIBIT C

FORM OF PRESS RELEASE

GeoVax Labs, Inc.

[Date]

GeoVax Labs, Inc. (the “Company”) announced today that E.F. Hutton & Co. LLC, the underwriter in the Company’s recent public offering of [●] shares of the Company’s common stock and pre-funded warrants to purchase [●] shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s common stock and/or pre-funded warrants to purchase [●] shares of the Company’s common stock held by [certain officers or directors] of the Company. The [waiver] [release] will take effect on [●], 20[●], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

EXHIBIT D

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF COMPANY COUNSEL

[To be provided]

55